                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES GEC-1

                                DISTRIBUTION DATE
                               SEPTEMBER 15, 2003
                            CUSIP NUMBER 740-434-642
                            CUSIP NUMBER 740-434-634


         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.750% General Electric Capital Corp Notes (the "Underlying Securities"):

                                    Interest:                $5,202,731.25
                                    Principal:                        0.00
                                    Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:           $    0.00
                                    Paid by the Depositor:       $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                                    Interest:                 $4,663,188.75
                                    Principal:                $        0.00

                                    Unpaid Interest Accrued:  $        0.00

                           Class B:
                                    Interest:                 $  539,542.50
                                    Principal:                $        0.00

                                    Unpaid Interest Accrued:  $        0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                    Principal Amount:         $154,155,000
                                    Interest Rate:                   6.750%
                                    Rating:
                                            Moody's Investor Service            AAA
                                            Standard & Poor's Rating Service    AAA

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                    Class A: ($25 Stated Amount)
                                    Initial Principal Balance:     $154,155,000
                                    Reduction:                               (0)
                                                                   ------------
                                    Principal Balance 09/15/03:    $154,155,000


                                    Class B: ($25 Stated Amount)
                                    Initial Principal Balance:     $154,155,000
                                    Reduction:                               (0)
                                                                   ------------
                                    Principal Balance 09/15/03:    $154,155,000